Exhibit 99.1

Teradyne Reports Fourth Quarter and Full Year 2025 Results

•
Revenue and earnings above the high-end of Q4 guidance
•
Revenue of $1.083 billion in Q4’25, up 44% from Q4’24 and up 41% from Q3'25
•
Q4 growth driven by strong AI-related demand in compute and memory
•
Revenue of $3.19 billion in 2025, up 13% from 2024

	Q4'25	Q4'24	Q3'25	FY 2025	FY 2024
Revenue (mil)	$1,083	$753	$769	$3,190	$2,820
GAAP EPS	$1.63	$0.90	$0.75	$3.47	$3.32
Non-GAAP EPS	$1.80	$0.95	$0.85	$3.96	$3.22

NORTH READING, Mass. – February 2, 2026 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $1,083 million for the fourth quarter of 2025 of which $883 million was in Semiconductor Test, $110 million in Product Test, and $89 million in Robotics. GAAP net income for the fourth quarter of 2025 was $257.2 million or $1.63 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter of 2025 was $283.0 million, or $1.80 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, pension mark-to-market adjustment, and included the related tax impact on non-GAAP adjustments.

“Our Q4 results were above the high end of our guidance range, fueled by AI-related demand in compute, networking and memory within our Semi Test business. Across all of our business groups – Semi Test, Product Test, and Robotics – we experienced sequential growth, and at the company level we achieved 13% growth in 2025,” said Teradyne CEO, Greg Smith. “In 2026, we expect year-over-year growth across all of our businesses, with strong momentum in compute driven by AI.”

Guidance for the first quarter of 2026 is revenue of $1,150 million to $1,250 million, with GAAP net income of $1.82 to $2.19 per diluted share and non-GAAP net income of $1.89 to $2.25 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, amortization on our investment in Technoprobe, restructuring and other costs, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Tuesday, February 03, 2026. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 7:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, ERP related expenses, inventory step-up, pension mark-to-market adjustment, pension actuarial gains and losses, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2025

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Year Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenues	$1,083,337	$769,210	$752,884	$3,190,024	$2,819,880
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	463,647	319,904	305,597	1,332,679	1,170,953
Gross profit	619,690	449,306	447,287	1,857,345	1,648,927
Operating expenses:
Selling and administrative (2)	164,693	169,144	155,739	648,874	617,047
Engineering and development	143,265	124,760	128,387	504,596	460,876
Acquired intangible assets amortization	3,451	3,514	4,656	15,270	18,764
Restructuring and other (3)	15,081	6,585	4,554	38,554	15,571
Loss (gain) on sale of business (4)	—	—	367	—	(57,119)
Operating expenses	326,490	304,003	293,703	1,207,294	1,055,139
Income from operations	293,200	145,303	153,584	650,051	593,788
Interest and other (income) expense (5)	3,625	(2,797)	(4,213)	(3,209)	(15,298)
Income before income taxes and equity in net earnings of affiliate	289,575	148,100	157,797	653,260	609,086
Income tax provision	29,151	23,344	5,408	79,299	59,503
Income before equity in net earnings of affiliate	260,424	124,756	152,389	573,961	549,583
Equity in net earnings of affiliate	(3,204)	(5,198)	(6,136)	(19,914)	(7,211)
Net income	$257,220	$119,558	$146,253	$554,047	$542,372

Net income per common share:
Basic	$1.64	$0.75	$0.90	$3.48	$3.41
Diluted	$1.63	$0.75	$0.90	$3.47	$3.32
Weighted average common shares - basic	156,412	158,595	162,478	159,119	159,083
Weighted average common shares - diluted (6)	157,651	159,097	163,184	159,719	163,314

Cash dividend declared per common share	$0.12	$0.12	$0.12	$0.48	$0.48

(1)
Cost of revenues includes:

	Quarter Ended			Year Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Provision for excess and obsolete inventory	$6,607	$6,829	$3,406	$25,782	$18,921
Inventory step-up	348	351	—	1,258	—
Legal settlement	—	—	—	—	3,600
Sale of previously written down inventory	(494)	(1,726)	(441)	(3,649)	(2,227)
	$6,461	$5,454	$2,965	$23,391	$20,294

(2)
For the quarters ended December 31, 2025, September 28, 2025, and the year ended December 31, 2025, selling and administrative expenses included $1.9 million, $1.1 million, and $4.8 million, respectively, of expenses directly related to a planned ERP system implementation. For the year ended December 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements.

(3)
Restructuring and other consists of:

	Quarter Ended			Year Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Employee severance (a)	$10,851	$4,786	$378	$29,351	$5,234
Asset impairment	3,329	328	1,284	4,870	1,284
Acquisition and divestiture related expenses	602	173	—	2,250	2,214
Other	299	1,298	2,892	2,083	6,840
	$15,081	$6,585	$4,554	$38,554	$15,572

(a)
For the three months ended December 31, 2025 employee severance relates primarily to Robotics restructuring which impacted approximately 200 employees. For the year ended December 31, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 400 employees.

(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Year Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pension actuarial losses (gains)	$1,338	$—	$(1,842)	$1,465	$(4,355)
Pension settlement loss (gain)	18	(800)	—	(782)	—
Loss (gain) on foreign exchange contract	—	—	—	(561)	9,765

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the year ended December 31, 2024, diluted shares included 3.6 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$293,751	$553,354
Marketable securities	28,247	46,312
Accounts receivable, net	773,567	471,426
Inventories, net	379,552	298,492
Prepayments	427,564	429,086
Other current assets	33,273	17,727
Total current assets	1,935,954	1,816,397
Property, plant and equipment, net	562,999	508,171
Operating lease right-of-use assets, net	76,635	70,185
Marketable securities	126,256	124,121
Deferred tax assets	275,265	222,438
Retirement plans assets	12,059	11,994
Equity method investment	537,098	494,494
Other assets	71,697	49,620
Acquired intangible assets, net	51,271	15,927
Goodwill	521,019	395,367
Total assets	$4,170,253	$3,708,714
Liabilities
Accounts payable	$269,185	$134,792
Accrued employees’ compensation and withholdings	254,973	204,991
Deferred revenue and customer advances	139,778	107,710
Other accrued liabilities	111,845	90,777
Operating lease liabilities	19,340	18,699
Short-term debt	200,000	—
Income taxes payable	106,740	67,610
Total current liabilities	1,101,861	624,579
Retirement plans liabilities	144,874	133,338
Long-term deferred revenue and customer advances	50,888	40,505
Deferred tax liabilities	5,378	1,038
Long-term other accrued liabilities	7,601	7,442
Long-term operating lease liabilities	63,899	57,922
Long-term income taxes payable	—	24,596
Total liabilities	1,374,501	889,420
Shareholders’ equity	2,795,752	2,819,294
Total liabilities and shareholders’ equity	$4,170,253	$3,708,714

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$257,220	$146,253	$554,047	$542,372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,961	26,497	111,445	100,977
Stock-based compensation	16,437	14,855	63,999	60,122
Equity in net earnings of affiliate	3,204	6,136	19,914	7,211
Amortization	3,813	4,631	16,536	18,764
Provision for excess and obsolete inventory	6,607	3,406	25,782	18,922
Losses (gains) on investments	(698)	(83)	(5,420)	10,056
Loss (gain) on sale of business	—	367	—	(57,119)
Deferred taxes	(22,967)	(20,099)	(52,067)	(46,360)
Retirement plan actuarial losses (gains)	1,356	(1,842)	683	(4,355)
Other	8,661	2,751	12,005	(2,290)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(180,468)	12,607	(292,255)	(52,659)
Inventories	6,194	(2,420)	(28,424)	8,707
Prepayments and other assets	16,008	58,016	(6,591)	119,454
Accounts payable and other liabilities	87,402	9,279	208,848	(54,386)
Deferred revenue and customer advances	13,628	8,552	39,280	12,176
Retirement plans contributions	(1,497)	(1,645)	(8,483)	(5,814)
Income taxes	34,777	15,296	15,116	(3,602)
Net cash provided by operating activities	281,638	282,557	674,415	672,176
Cash flows from investing activities:
Purchases of property, plant and equipment	(62,888)	(57,385)	(224,009)	(198,095)
Investments in businesses	—	(5,000)	(25,519)	(532,060)
Purchases of marketable securities	(5,535)	(10,700)	(32,999)	(45,796)
Acquisition of businesses, net of cash and cash equivalents acquired	—	—	(144,380)	—
Proceeds from the sale of a business, net of cash and cash equivalents sold	—	—	—	90,348
Proceeds from maturities of marketable securities	7,330	5,190	48,951	38,353
Proceeds from sales of marketable securities	167	436	9,339	24,035
Proceeds from life insurance	—	—	—	873
Net cash used for investing activities	(60,926)	(67,459)	(368,617)	(622,342)
Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	50,000	—	250,000	185,000
Payments of borrowings on revolving credit facility	(50,000)	—	(50,000)	(185,000)
Dividend payments	(18,739)	(19,487)	(76,313)	(76,423)
Repurchase of common stock	(183,437)	(143,521)	(702,095)	(198,574)
Payments related to net settlement of employee stock compensation awards	(448)	(267)	(15,702)	(14,100)
Issuance of common stock under stock purchase and stock option plans	1,784	65	31,860	37,330
Net cash used for financing activities	(200,840)	(163,210)	(562,250)	(251,767)
Effects of exchange rate changes on cash and cash equivalents	1,179	(8,570)	(3,151)	(2,284)
Increase (decrease) in cash and cash equivalents	21,051	43,318	(259,603)	(204,217)
Cash and cash equivalents at beginning of period	272,700	510,036	553,354	757,571
Cash and cash equivalents at end of period	$293,751	$553,354	$293,751	$553,354

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2025	% of Net Revenues	September 28, 2025	% of Net Revenues	December 31, 2024	% of Net Revenues
Net revenues	$1,083.3		$769.2		$752.9
Gross profit - GAAP	619.7	57.2%	449.3	58.4%	447.3	59.4%
Inventory step-up	0.3	0.0%	0.4	0.1%	—	—
Gross profit - non-GAAP	620.0	57.2%	449.7	58.5%	447.3	59.4%
Income from operations - GAAP	293.2	27.1%	145.3	18.9%	153.6	20.4%
Restructuring and other (1)	15.1	1.4%	6.6	0.9%	4.6	0.6%
Acquired intangible assets amortization	3.5	0.3%	3.5	0.5%	4.7	0.6%
ERP related expenses (2)	1.9	0.2%	1.1	0.1%	—	—
Inventory step-up	0.3	0.0%	0.4	0.1%	—	—
Loss (gain) on sale of business (3)	—	—	—	—	0.4	0.0%
Income from operations - non-GAAP	$314.0	29.0%	$156.9	20.4%	$163.2	21.7%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2025	% of Net Revenues	Basic	Diluted	September 28, 2025	% of Net Revenues	Basic	Diluted	December 31, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$257.2	23.7%	$1.64	$1.63	$119.6	15.5%	$0.75	$0.75	$146.3	19.4%	$0.90	$0.90
Restructuring and other (1)	15.1	1.4%	0.10	0.10	6.6	0.9%	0.04	0.04	4.6	0.6%	0.03	0.03
Amortization of equity method investment	7.6	0.7%	0.05	0.05	7.7	1.0%	0.05	0.05	8.0	1.1%	0.05	0.05
Acquired intangible assets amortization	3.5	0.3%	0.02	0.02	3.5	0.5%	0.02	0.02	4.7	0.6%	0.03	0.03
ERP related expenses (2)	1.9	0.2%	0.01	0.01	1.1	0.1%	0.01	0.01	—	—	—	—
Pension mark-to-market adjustment (4)	1.3	0.1%	0.01	0.01	—	—	—	—	(1.8)	-0.2%	(0.01)	(0.01)
Inventory step-up	0.3	0.0%	0.00	0.00	0.4	0.1%	0.00	0.00	—	—	—	—
Pension settlement loss (gain)	0.1	0.0%	0.00	0.00	(0.8)	-0.1%	(0.01)	(0.01)	—	—	—	—
Loss (gain) on sale of business (3)	—	—	—	—	—	—	—	—	0.4	0.1%	0.00	0.00
Exclude discrete tax adjustments	0.4	0.0%	0.00	0.00	(0.6)	-0.1%	(0.00)	(0.00)	(8.0)	-1.1%	(0.05)	(0.05)
Non-GAAP tax adjustments	(4.3)	-0.4%	(0.03)	(0.03)	(1.6)	-0.2%	(0.01)	(0.01)	0.9	0.1%	0.01	0.01
Net income - non-GAAP	$283.0	26.1%	1.81	1.80	$135.9	17.7%	$0.86	$0.85	$155.0	20.6%	$0.95	$0.95

GAAP and non-GAAP weighted average common shares - basic	156.4				158.6				162.5
GAAP and non-GAAP weighted average common shares - diluted	157.7				159.1				163.2

(1)
Restructuring and other consists of:

	Quarter Ended
	December 31, 2025	September 28, 2025	December 31, 2024
Employee severance	$10.9	$4.8	$0.4
Asset impairment	3.3	0.3	1.3
Acquisition and divestiture related expenses	0.6	0.2	—
Other	0.3	1.3	2.9
	$15.1	$6.6	$4.6

(a)
For the quarter ended December 31, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 200 employees.
(2)
For the quarters ended December 31, 2025, and September 28, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the quarters ended December 31, 2025, and December 31, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

	Twelve Months Ended
	December 31, 2025	% of Net Revenues	December 31, 2024	% of Net Revenues
Net Revenues	$3,190.0		$2,819.9
Gross profit - GAAP	1,857.3	58.2%	1,648.9	58.5%
Inventory step-up	1.3	0.0%	—	—
Legal settlement (1)	—	—	3.6	0.1%
Gross profit - non-GAAP	1,858.6	58.3%	1,652.5	58.6%
Income from operations - GAAP	650.1	20.4%	593.8	21.1%
Restructuring and other (2)	38.6	1.2%	15.6	0.6%
Acquired intangible assets amortization	15.3	0.5%	18.8	0.7%
ERP related expenses (3)	4.8	0.2%	—	—
Inventory step-up	1.3	0.0%	—	—
Legal settlement (1)	—	—	3.6	0.1%
Equity modification charge (4)	—	—	1.7	0.1%
Loss (gain) on sale of business (5)	—	—	(57.1)	-2.0%
Income from operations - non-GAAP	$710.1	22.3%	$576.3	20.4%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2025	% of Net Revenues	Basic	Diluted	December 31, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$554.0	17.4%	$3.48	$3.47	$542.4	19.2%	$3.39	$3.32
Restructuring and other (2)	38.6	1.2%	0.24	0.24	15.6	0.6%	0.10	0.10
Amortization of equity method investment	30.1	0.9%	0.19	0.19	10.4	0.4%	0.07	0.06
Acquired intangible assets amortization	15.3	0.5%	0.10	0.10	18.8	0.7%	0.12	0.11
ERP related expenses (3)	4.8	0.2%	0.03	0.03	—	—	—	—
Pension mark-to-market adjustment (6)	1.5	0.0%	0.01	0.01	(4.4)	-0.2%	(0.03)	(0.03)
Inventory step-up	1.3	0.0%	0.01	0.01	—	—	—	—
Loss (gain) on foreign exchange contract	(0.6)	0.0%	(0.00)	(0.00)	9.8	0.3%	0.06	0.06
Pension settlement loss (gain)	(0.8)	0.0%	(0.01)	(0.01)	—	—	—	—
Legal settlement (1)	—	—	—	—	3.6	0.1%	0.02	0.02
Equity modification charge (4)	—	—	—	—	1.7	0.1%	0.01	0.01
Loss (gain) on sale of business (5)	—	—	—	—	(57.1)	-2.0%	(0.36)	(0.35)
Exclude discrete tax adjustments	0.5	0.0%	0.00	0.00	(8.7)	-0.3%	(0.05)	(0.05)
Non-GAAP tax adjustments	(12.6)	-0.4%	(0.08)	(0.08)	(6.9)	-0.2%	(0.04)	(0.04)
Net income - non-GAAP	$632.1	19.8%	$3.97	$3.96	$525.1	18.6%	$3.29	$3.22

GAAP and non-GAAP weighted average common shares - basic	159.1				159.8
GAAP and non-GAAP weighted average common shares - diluted (7)	159.7				163.3

(1)
For the twelve months ended December 31, 2024, legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Employee severance (a)	$29.4	$5.2
Asset impairment	4.9	1.3
Acquisition and divestiture related expenses	2.3	2.2
Other	2.1	6.8
	$38.6	$15.6

(a)
For the twelve months ended December 31, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 400 employees.
(3)
For the twelve months ended December 31, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(4)
For the twelve months ended December 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements.
(5)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(6)
For twelve months ended December 31, 2025, and December 31, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(7)
For the twelve months ended December 31, 2024, non-GAAP weighted average diluted common shares included 3.6 million shares from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of First Quarter 2026 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$1,150 million	to	$1,250 million
GAAP net income per diluted share	$1.82		$2.19
Exclude acquired intangible assets amortization	0.03		0.03
Exclude equity method investment amortization	0.04		0.04
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$1.89		$2.25

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Amy McAndrews 978-370-3945
Vice President of Corporate Relations